                                                                    EXHIBIT 10.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

          This Amendment to Employment Agreement is entered into on November 23, 1999, by and between UNILAB CORPORATION, a Delaware corporation ("Unilab") and DAVID C. WEAVIL ("Weavil") with reference to the following:

          A. On January 20, 1997, Unilab and Weavil entered into an employment agreement (the "Employment Agreement") defining the terms of Weavil's employment by Unilab.

          B. Weavil and Unilab desire to amend certain provisions of the Employment Agreement.

          NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, the parties agree as follows:

          1. Section 7 of the Employment Agreement is amended to read as follows:

          "7.  SEVERANCE PAYMENT

          (a) If Executive's employment is terminated by The Company without Cause and not associated with a Change of Control, the Executive will receive (i) 18 months of compensation as defined in Sections 3(a), (b) and
     (d) payable on the same basis and in the same manner as base salary was paid prior to termination and (ii) continued participation for 18 months following the date of such termination in The Company's life, accident, disability and health insurance programs on the same terms and conditions as in effect on the date of termination, or if continued participation in The Company's programs is not available, participation in comparable, alternate programs.

          (b) If Executive's employment is terminated by The Company without Cause in association with a Change in Control then, notwithstanding anything to the contrary herein, (i) such termination of employment shall not constitute a breach of this Agreement, (ii) on the effective date of such termination of employment, Executive shall be paid in cash (A) the $400,000 bonus previously authorized by the Board of Directors of the Company, (B) his vested $166,711.10 benefit pursuant to the Unilab Corporation Deferred Compensation Arrangement, and (C) $2,128,000 in cancellation of the portion of his vested stock options which Executive has not agreed to roll over into UC Acquisition, (iii) Executive shall not have any rights to any severance or other payments or benefits under this Agreement, and (iv) his vested benefit pursuant to the Unilab Corporation Executive Retirement Plan shall be paid in accordance with its terms and the Company agrees that such termination shall be termination for "Good Reason" under the plan."

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          Existing sections 7(d) and 7(e) shall remain and become sections 7(c)
and 7(d) respectively.

          2.   Section 8 of the Employment Agreement is deleted in its entirety.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on November 23, 1999.

                                        UNILAB CORPORATION, a Delaware
                                        corporation


                                        By: /s/ Mark L. Bibi
                                           --------------------------------
                                           Mark L. Bibi, Executive Vice
                                           President, Secretary, and General
                                           Counsel


                                        /s/ David C. Weavil
                                        -----------------------------------
                                        DAVID C. WEAVIL

                                   AGREEMENT
                                   ---------


          This Agreement is entered into by and between UNILAB CORPORATION, a Delaware corporation ("Unilab") and DAVID C. WEAVIL ("Weavil") with respect to the following:

          A. Weavil is the President, Chief Executive Officer, and Chairman of the Board of Directors of Unilab.

          B. On January 20, 1997, Weavil and Unilab entered into an employment agreement which sets forth the terms under which Weavil is employed by Unilab.

          C. On May 25, 1999, Unilab agreed to merge with UC Acquisition in a leveraged recapitalization transaction (the "Recapitalization") in which Unilab survives and the business of Unilab continues.

          D. Weavil and UC Acquisition have agreed that effective upon the closing of the Recapitalization, Weavil will cease to be employed by Unilab as its President and Chief Executive Officer.

          E. Unilab wants to ensure that Weavil will not (a) enter into an employment or other similar arrangement during the two-year period following the closing of the Recapitalization that would result in Weavil competing with Unilab under certain circumstances, and (b) solicit customers and employees of Unilab during the five-year period following the closing of the Recapitalization, and Weavil is willing to enter into such a non-compete and non-solicitation agreement, all as described in this Agreement and the Non Compete and Non Solicitation Agreement.

          NOW THEREFORE, the parties to this Agreement agree as follows:

          1.   Amendment to Employment Agreement. Contemporaneously with the
               ---------------------------------
execution of this Agreement, and in consideration of the Non Compete Agreement, Weavil and Unilab will execute an amendment to Weavil's Employment Agreement by which Section 7 will be amended to delete subsection 7(c) in its entirety, to delete Section 8 in its entirety, and to amend subsection 7(b) to read in its entirety as follows:

          "(b) If Executive's employment is terminated by The Company without Cause in association with a Change in Control then, notwithstanding anything to the contrary herein, (i) such termination of employment shall not constitute













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     a breach of this Agreement, (ii) on the effective date of such termination of employment, Executive shall be paid in cash (A) the $400,000 bonus previously authorized by the Board of Directors of the Company, (B) his vested $166,711.10 benefit pursuant to the Unilab Corporation Deferred Compensation Arrangement, and (C) $2,128,125 in cancellation of the portion of his vested stock options which Executive has not agreed to roll over into UC Acquisition, (iii) Executive shall not have any rights to any severance or other payments or benefits under this Agreement, and (iv) his vested benefit pursuant to the Unilab Corporation Executive Retirement Plan shall be paid in accordance with its terms and the Company agrees that such termination shall be a termination for "Good Reason" under the plan."

     Existing sections 7(d) and 7(e) shall remain and became sections 7(c) and 7(d) respectively.

          2.   Non Compete and Non Solicitation Agreement. Contemporaneously
               ------------------------------------------
with the execution of this Agreement, and in consideration of the Amendment to the Employment Agreement, Weavil and Unilab will execute a Non Compete and Non Solicitation Agreement under which Weavil will (a) agree not to compete with Unilab for the two-year period immediately following the closing of the Recapitalization, and (b) not to solicit customers and employees of Unilab for the five-year period immediately following the closing of the Recapitalization, both in exchange for Unilab's payment at the closing of Two Million Five Hundred Thousand Dollars ($2,500,000).

          3.   Effective Date. The Amendment to Employment Agreement described
               --------------
in Paragraph 1 and the Non Compete and Non Solicitation Agreement described in Paragraph 2 shall each be effective upon the execution of this Agreement, the Amendment to Employment Agreement, and the Non Compete and Non Solicitation Agreement.

          4.   Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware.

          5.   Entire Agreement. This Agreement and the Amendment to Employment
               ----------------
Agreement and Non Compete and Non Solicitation Agreement described in Paragraphs 1 and 2 constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and preliminary agreements not specifically included in the terms and conditions of this Agreement and the Amendment to Employment Agreement and Non Compete and Non Solicitation Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on November 23, 1999.

                                        UNILAB CORPORATION, a Delaware
                                        corporation


                                        By: /s/ Mark L. Bibi
                                           ---------------------------------
                                            Mark L. Bibi
                                            Executive Vice President,
                                            Secretary, and General Counsel


                                        /s/ David C. Weavil
                                        ------------------------------------
                                        DAVID C. WEAVIL